UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2004

GUITAR CENTER, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-22207	95-4600862
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5795 Lindero Canyon Road Westlake Village, California		91362
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (818) 735-8800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

Item 1.02.  Termination of a Material Definitive Agreement

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

General.  On October 11, 2004, Guitar Center, Inc. (the “Company,” “Guitar Center,” “we” or “us”) announced a succession plan involving our senior executive management.  Under the plan, Marty Albertson, presently our President and Co-Chief Executive Officer, will become our sole Chief Executive Officer and the Chairman of the Board.  Mr. Albertson will also remain President.  Our present Chairman of the Board and Co-Chief Executive Officer, Larry Thomas, will become Chairman Emeritus.  In addition, Mr. Thomas will serve as Chairman of the Guitar Center Music Education Foundation, a private foundation to be established to administer charitable giving by Guitar Center in support of music participation and music education.  Mr. Thomas will also remain a member of our Board.  These changes in status will take place during the fourth quarter of 2004.

Also in connection with the succession plan, Mr. Albertson has entered into an amended employment contract which runs through December 31, 2009.  His present contract had been scheduled to expire in June 2006.  Mr. Thomas has entered into a new employment agreement which runs to December 31, 2007.  Our current employment agreement with Mr. Thomas will be terminated.  A brief description of the terms and conditions of these agreements is provided below.  These descriptions are summaries only, are not necessarily complete, and are qualified by the full text of the underlying contracts each of which is filed as an exhibit to this Current Report on Form 8-K.

Employment Agreement with Mr. Albertson.  On October 8, 2004, we entered into a Second Amended and Restated Employment Agreement with Marty Albertson.   The new employment agreement replaces Mr. Albertson’s existing employment agreement with us entered into in June  2001.

Mr. Albertson’s new employment agreement expires on December 31, 2009, unless extended by mutual agreement.  Under the new employment agreement, Mr. Albertson will serve as our Chairman of the Board and Chief Executive Officer.  Such titles will be effective October 28, 2004, and December 15, 2004, respectively.  Pursuant to the employment agreement, Mr. Albertson will serve as Chairman of the Board unless our Board determines in the future that the Chairman role should be separated from the role of Chief Executive Officer in order to respond to future statutory or stock exchange listing obligations or then-prevalent practice.

Under the new employment agreement, Mr. Albertson’s cash and equity incentive compensation remain unchanged.  Specifically, the new employment agreement provides him with a current annual base salary of $650,000, an annual option grant to purchase 80,000 shares of our common stock, which options will vest in equal annual installments over three years, and an opportunity to earn an annual bonus.  In addition, the contract also specifies that Mr. Albertson is entitled to participate in all insurance and benefit plans generally available to our executives and receive other specified perquisites, and that he may travel by private aircraft on Company business.  In addition, from the time of Mr. Albertson’s termination of employment status until he turns 65, he will be permitted to purchase, at cost, coverage under our health plans.  If we create a program under which insurance for expenses not covered by Medicare is offered on a group basis, Mr. Albertson will be permitted to purchase, at cost, coverage under such a plan.

Under the terms of the new employment agreement, if Mr. Albertson is terminated without cause or resigns with reasonable justification, he will be entitled to receive his base salary, target annual cash bonus and continuation of his benefits through the second anniversary of such a termination or resignation.  If such resignation or termination occurs within two years of the consummation of a sale of our Company, as more fully described in the agreement, Mr. Albertson will be entitled to receive his base salary, annual cash bonus and continuation of his benefits through the third anniversary of such a termination or resignation.  The agreements also provide that if Mr. Albertson is subject to excise tax pursuant to Section 4999 of the Internal Revenue Code as a result of any payments under the employment agreement, that we will pay him a “gross-up payment” equal to the sum of the excise tax and all federal, state and local income and employment taxes payable by him with respect to the gross-up payment. If Mr. Albertson is terminated without cause, resigns with reasonable justification, dies, becomes disabled or retires, all stock options held by him will immediately vest.  Also upon Mr. Albertson’s retirement, starting with options granted in 2005, he will be permitted to exercise his non-qualified options for two years after his retirement.  If Mr. Albertson’s employment is terminated by us for cause or if he resigns without reasonable justification, he will be entitled only to his accrued base salary through the date of termination.  “Retirement” for purposes of Mr. Albertson’s employment agreement means his voluntary retirement from service as an employee on or after he attains the age of 55, provided that he is not in breach of his obligations under the employment agreement or any company policy at the time of his retirement.

Employment Agreement Termination Agreement with Larry Thomas.  On October 8, 2004, we entered into an Employment Agreement Termination Agreement with Larry Thomas.  The termination agreement provides for the termination of Mr. Thomas’s existing employment agreement with us entered into in June 2001.

Pursuant to the termination agreement, Mr. Thomas’s employment agreement will terminate, and he will resign as our Co-Chief Executive Officer, effective December 15, 2004.  From and after that date he will be Chairman Emeritus and chairman of a charitable foundation to be established by us.  Mr. Thomas will resign as Chairman of the Board effective October 28, 2004.

Pursuant to the termination agreement, Mr. Thomas will continue to receive his current annual base salary of $650,000 through December 31, 2004.  He will also be eligible to receive an annual bonus for 2004 pursuant to our Senior Executive Performance Bonus Plan and the terms of his existing employment agreement, which bonus will be paid when bonuses are normally paid to our executive officers.  Mr. Thomas will also receive a lump sum payment of $1,906,667 promptly after March 16, 2005, representing base salary and bonus for the balance of the term of his existing contract.  Effective January 1, 2005, Mr. Thomas’s compensation will be governed by a new employment agreement, which is described below.  We intend that Mr. Thomas’s status as an employee of Guitar Center will be continuous and uninterrupted during this transition.

Employment Agreement with Larry Thomas.  On October 8, 2004, we entered into a new Employment Agreement with Larry Thomas.   The new employment agreement is effective January 1, 2005.

Mr. Thomas’s new employment agreement has a term of three-years and expires on December 31, 2007, unless extended by mutual agreement.  Under the new employment agreement, Mr. Thomas will serve as our Chairman Emeritus and Chairman of the Guitar Center Music Education Foundation.  The new employment agreement provides Mr. Thomas with an annual base salary of $125,000.  Mr. Thomas will also receive an option grant in August 2005 to purchase 40,000 shares of our common stock, which option will vest in three equal installments on the first two anniversaries of the date of grant and December 31, 2007.  Mr. Thomas will continue to be entitled to participate in all insurance and benefit plans generally available to employees of Guitar Center.  In addition, from the time of Mr. Thomas’s termination of employment status until he turns 65, he will be permitted to purchase, at cost, coverage under our health plans.  If we create a program under which insurance for expenses not covered by Medicare is offered on a group basis, Mr. Thomas will be permitted to purchase, at cost, coverage under such a plan.  Mr. Thomas will be permitted to avail himself of our employee merchandise purchase discount for life in accordance with company policy.

Under the terms of the new employment agreement, if Mr. Thomas is terminated for any reason other than by us for cause, he will be entitled to receive his base salary through December 31, 2007.  If Mr. Thomas is terminated without cause, dies, becomes disabled or retires, all stock options held by him will immediately vest.  Also upon Mr. Thomas’s retirement, starting with options granted in 2005, he will be permitted to exercise his non-qualified options for two years after his retirement.  If Mr. Thomas’s employment is terminated by us for cause, he will be entitled only to his accrued base salary through the date of termination.  “Retirement” for purposes of Mr. Thomas’s employment agreement means his voluntary retirement from service as an employee on or after he attains the age of 55, provided that he is not in breach of his obligations under the employment agreement or any company policy at the time of his retirement.

Other Required Information.  Each of Messrs Albertson and Thomas is presently an executive officer and director of Guitar Center.  The information required by Items 401(a), (d) and (e) of Regulation S-K with respect to Mr. Albertson is incorporated by reference from our Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 11, 2004, except that Mr. Albertson’s age, as of the date of this Report, is 51.  Since the date of that Proxy Statement, we have not entered into any transactions with Mr. Albertson of the sort described under Item 404 of Regulation S-K except for regular compensation in accordance with his employment agreement.

Item 7.01.  Regulation FD Disclosure

Prior to the opening of the stock market on October 11, 2004, we disseminated a press release announcing the approval of a succession plan involving our senior executive management.  The press release is furnished as Exhibit 99.4 attached to this Report.

* * * * * * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUITAR CENTER, INC.

Date: October 11, 2004
	By:	/s/ BRUCE ROSS
Bruce Ross
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Second Amended and Restated Employment Agreement, dated as of October 8, 2004, between Guitar Center, Inc. and Marty Albertson.

99.2	Employment Agreement Termination Agreement, dated as of October 8, 2004, between Guitar Center, Inc. and Larry Thomas.

99.3	Employment Agreement, effective as of January 1, 2005, between Guitar Center, Inc. and Larry Thomas.

99.4	Press Release dated October 11, 2004